UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2005

XFORMITY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23391	84-1434313
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

14333 Proton Drive., Dallas, Texas 75244
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (972) 661-1200

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

          The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by XFormity Technologies, Inc., a Colorado corporation (the "Company"):
a.

On May 12, 2005, July 12, 2005, August 19, 2005 and September 15, 2005, the Company completed the sale of an aggregate of $450,000 in 7% convertible debentures (the "Debentures"). The principal amount of each Debenture accrues interest at the rate of 7% per annum. The interest will be payable in cash one (1) year from the date of issuance. If the investor elects to receive repayment of principal in cash, that will be payable at maturity only. The Debentures are convertible at the option of the holders into shares of common stock, $.0001 par value (the "Common Stock") of the Company at a conversion price equal to the lesser of (i) 80% of the price per share of common stock or common stock equivalent paid by investors in the Company's next round of equity or debt financing consisting of at least $2,000,000 in cumulative gross proceeds, or (ii) $0.28. The Debentures are unsecured.

b.

The Securities were sold to five (5) persons, each of whom qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act"). There were an aggregate of 5 accredited investors who participated in the offering.

c.	The offering consisted of an aggregate of $400,000 in Debentures. In the offering, the Company paid no fees or commissions to persons who served as placement agents.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder. Each of the investors in the offering qualified as an "accredited investor". In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided each investor in the offering with disclosure of all aspects of our business, including providing each investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information. Based on our investigation, we believed that each accredited investor obtained all information regarding the Company that they requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.	The conversion terms of the Debentures are described in Item 3.02(a) above.

f.	The proceeds of the offering will be used to provide working capital.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
XFormity Technologies, Inc. (Registrant)

Dated: November 1, 2005	/s/ Mark Haugejorde Mark Haugejorde, President